                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ]    Preliminary Proxy Statement
         [ ]    Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)(2))
         [X]    Definitive Proxy Statement
         [ ]    Definitive Additional Materials
         [ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or
                ss.240.14a-12

                          MARSHALL & ILSLEY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [x]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  1) Title of each class of securities to which transaction applies:



                  2) Aggregate number of securities to which transaction applies:



                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



                  4)       Proposed maximum aggregate value of transaction:



                  5)       Total fee paid:



         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid:

                  2)       Form, Schedule or Registration Statement No.:

                  3)       Filing Party:

                  4)       Date Filed:

                         MARSHALL & ILSLEY CORPORATION
                             770 North Water Street
                           Milwaukee, Wisconsin 53202

                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 2000

TO THE SHAREHOLDERS OF MARSHALL & ILSLEY CORPORATION:

     The 2000 Annual Meeting of Shareholders of Marshall & Ilsley Corporation will be held at the Milwaukee Athletic Club, 758 North Broadway, Grand Ballroom, 4th Floor, Milwaukee, Wisconsin, on Tuesday, April 25, 2000 at 10:00 a.m., local time, for the following purposes:

     (1) To elect seven Directors to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified;

     (2) To approve the Marshall & Ilsley Corporation 2000 Employee Stock Purchase Plan;

     (3) To approve the Marshall & Ilsley Corporation 2000 Executive Stock Option and Restricted Stock Plan;

     (4) To amend the Restated Articles of Incorporation of Marshall & Ilsley Corporation to increase the authorized Common Stock from 160,000,000 shares to 320,000,000 shares; and

     (5) To transact such other business as may properly come before the Annual Meeting, all in accordance with the accompanying Proxy Statement.

     Shareholders of record at the close of business on February 29, 2000 are entitled to notice of and to vote at the Annual Meeting.

     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT IN PERSON OR BY PROXY IN ORDER FOR THE MEETING TO BE HELD. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, BY A TELEPHONE VOTE OR BY VOTING ELECTRONICALLY VIA THE INTERNET. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF. IN ADDITION, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY OR BY SUBMITTING A LATER-DATED PROXY.

                                                       M. A. HATFIELD, Secretary
March 13, 2000

                         MARSHALL & ILSLEY CORPORATION
                             770 NORTH WATER STREET
                           MILWAUKEE, WISCONSIN 53202
                                 MARCH 13, 2000

                                PROXY STATEMENT

     The proxy you received is solicited by the Board of Directors of Marshall & Ilsley Corporation (the "Company" or "M&I") for use at the Annual Meeting of Shareholders to be held on Tuesday, April 25, 2000 (the "Annual Meeting"). At the Annual Meeting, the shareholders of the Company will elect seven Class I Directors, each of whom will hold office until April 2003 and, with respect to each Director, until his or her successor is elected and qualified. The Company's shareholders also will be asked to approve the Company's 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan"), the Company's 2000 Executive Stock Option and Restricted Stock Plan (the "2000 Stock Option Plan"), and an amendment to the Company's Restated Articles of Incorporation to increase the authorized common stock of the Company from 160,000,000 shares to 320,000,000 shares.

     The expense of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of common stock held in the name of another person, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $6,500. The Proxy Statement and the Proxy are being sent to the Company's shareholders commencing on or about March 13, 2000. Shareholders who have consented to electronic delivery of the Proxy Statement and the Company's Annual Report on Form 10-K will receive those documents via posting on M&I's web site: www.micorp.com/ereports.html.

     Each shareholder of record at the close of business on February 29, 2000 will be entitled to one vote for each share of common stock registered in such shareholder's name. The Company has two classes of capital stock outstanding: its $1.00 par value common stock (the "Common Stock") and its non-voting Series A preferred stock (the "Preferred Stock"). As of February 29, 2000, the Company had outstanding 104,327,769 shares of Common Stock and 336,370 shares of Preferred Stock. The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding on the record date is required for a quorum with respect to the matters on which action is to be taken at the Annual Meeting.

     Any shareholder executing and delivering his or her proxy may revoke the same at any time prior to the voting thereof by advising the Secretary of the Company in writing (including executing a later-dated proxy or voting via the Internet) or by telephone of such revocation.

     The Company has instituted the Dividend Reinvestment and Cash Investment Plan (the "Reinvestment Plan") administered by BankBoston, N.A., as Trustee. Under the provisions of the Reinvestment Plan, shares of Common Stock are acquired and held in nominee name by BankBoston, N.A. for participating shareholders. Shares so held have been separately designated on the proxy card pertaining to each participant and will be voted at the Annual Meeting in the same manner in which the participant votes those shares registered in his or her own name either by proxy or in person.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, is being provided to shareholders with this Proxy Statement.

     UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED TO SERVE AS A CLASS I DIRECTOR, FOR APPROVAL OF THE STOCK PURCHASE PLAN, FOR APPROVAL OF THE 2000 STOCK OPTION PLAN AND FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION.

     ABSTENTIONS AND BROKER NON-VOTES (I.E., PROXIES FROM BROKERS OR NOMINEES INDICATING THAT SUCH PERSONS HAVE NOT RECEIVED INSTRUCTIONS FROM THE BENEFICIAL OWNERS TO VOTE SHARES AS TO A MATTER WITH RESPECT TO WHICH

THE BROKERS OR NOMINEES DO NOT HAVE DISCRETIONARY POWER TO VOTE) WILL BE TREATED AS PRESENT FOR PURPOSES OF DETERMINING A QUORUM.

     DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST BY HOLDERS OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT A MEETING AT WHICH A QUORUM IS PRESENT. IN OTHER WORDS, THE SEVEN DIRECTORS WHO RECEIVE THE LARGEST NUMBER OF VOTES WILL BE ELECTED AS DIRECTORS. ANY SHARES NOT VOTED, WHETHER BY WITHHELD AUTHORITY, BROKER NON-VOTE OR OTHERWISE, WILL HAVE NO EFFECT IN THE ELECTION OF DIRECTORS EXCEPT TO THE EXTENT THAT THE FAILURE TO VOTE FOR AN INDIVIDUAL RESULTS IN ANOTHER INDIVIDUAL RECEIVING A LARGER NUMBER OF VOTES. ANY VOTES ATTEMPTED TO BE CAST "AGAINST" A CANDIDATE ARE NOT GIVEN LEGAL EFFECT AND ARE NOT COUNTED AS VOTES CAST IN AN ELECTION OF DIRECTORS. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT OR REPRESENTED AND ENTITLED TO VOTE IS REQUIRED TO APPROVE THE STOCK PURCHASE PLAN AND THE 2000 STOCK OPTION PLAN. WITH RESPECT TO THE PROPOSALS TO APPROVE THE STOCK PURCHASE PLAN AND THE 2000 STOCK OPTION PLAN, ABSTENTIONS WILL HAVE THE EFFECT OF VOTES AGAINST SUCH PROPOSALS AND BROKER NON-VOTES WILL NOT BE COUNTED AS SHARES ENTITLED TO VOTE ON EITHER PROPOSAL. THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION. WITH RESPECT TO THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE EFFECT OF VOTES AGAINST SUCH PROPOSAL.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table lists as of February 29, 2000 information regarding the beneficial ownership of shares of Common Stock by each current director, each nominee for director who is not currently a director (Ted D. Kellner), each named executive officer of the Company, each person believed by the Company to be a beneficial owner of more than 5% of Common Stock, and all current directors and executive officers of the Company as a group:

                 NAME AND ADDRESS                       AMOUNT AND NATURE OF
                OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
                -------------------                    -----------------------    ----------------
Marshall & Ilsley Trust Company....................           9,747,940(2)              9.34%
  1000 North Water Street
  Milwaukee, WI 53202
The Northwestern Mutual Life.......................           7,734,673(3)              7.15%
  Insurance Company
  720 East Wisconsin Avenue
  Milwaukee, WI 53202
Richard A. Abdoo...................................                 600                    *
Oscar C. Boldt.....................................             107,105(4)                 *
T.M. Bolger........................................              82,983(5)                 *
Wendell F. Bueche..................................              22,800(6)                 *
Jon F. Chait.......................................              33,487(7)                 *
J.L. Delgadillo....................................              82,004(8)                 *
G.H. Gunnlaugsson..................................             325,767(9)                 *
Timothy E. Hoeksema................................               7,500(10)                *
Burleigh E. Jacobs.................................              52,500(10)                *
Jack F. Kellner....................................             511,702(11)                *
Ted D. Kellner.....................................             530,700(12)                *
James F. Kress.....................................              28,000(13)                *
D.J. Kuester.......................................             548,128(14)                *
Katharine C. Lyall.................................               5,350(15)                *
Edward L. Meyer, Jr. ..............................              33,359(16)                *
Don R. O'Hare......................................              23,806(7)                 *
San W. Orr, Jr. ...................................             418,713(17)                *
P.M. Platten, III..................................             286,792(18)                *
Robert A. Schaefer.................................              74,862(19)                *
John S. Shiely.....................................               9,500(10)                *
Stuart W. Tisdale..................................              18,780(20)                *

                 NAME AND ADDRESS                       AMOUNT AND NATURE OF
                OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
                -------------------                    -----------------------    ----------------
George E. Wardeberg................................               5,000(15)                *
J.B. Wigdale.......................................             782,852(21)                *
James O. Wright....................................              16,000(22)                *
Gus A. Zuehlke.....................................             159,395(23)                *

     All current directors and executive officers of the Company as a group (35 persons) own 4,353,788 shares of Common Stock or 4.17% of the total Common Stock outstanding. (24)
-------------------------
  *  less than 1%

 (1) Except as indicated below, all shares shown in the table are owned with sole voting and investment power. Includes options transferred to the employee's immediate family or trust or partnership for the benefit thereof.

 (2) This information is based on Amendment No. 19 to Schedule 13-G dated February 11, 2000. All such shares are owned by Marshall & Ilsley Trust Company (the "Trust Company") as trustee or in other fiduciary capacities. The Trust Company has no economic interest in such shares. Of these shares, the Trust Company has sole voting power as to 950,325 shares (approximately 0.91%), shared voting power as to 6,150,796 shares (approximately 5.90%), sole investment power as to 2,608,496 shares (approximately 2.50%), and shared investment power as to 7,139,445 shares (approximately 6.84%). The amount and percentage of shares beneficially owned, and the amount of shares as to which the Trust Company has shared voting or investment power, include 5,748,276 shares held by the Trust Company as to which it disclaims beneficial ownership. The Company owns all of the issued and outstanding capital stock of the Trust Company.

 (3) This information is based on Amendment No. 11 to Schedule 13-G dated February 9, 2000. Of these shares, 3,844,228 may be acquired by conversion of 336,370 shares of Preferred Stock, 9,700 are owned by investment company affiliates of Northwestern Mutual Life Insurance Company ("NML") and 3,880,745 are owned by Lydell, Inc., an indirect, wholly-owned subsidiary of NML. NML has sole voting and investment power as to 3,844,228 of these shares (approximately 3.68%) and shared voting and investment power as to 3,890,445 shares (approximately 3.73%). In 1999, the Board of Governers of the Federal Revenue Board ("FRB") released NML from the limitations set forth in the December 27, 1985 letter to NML from the FRB. In connection with such action, NML agreed to notify the FRB prior to acquiring additional shares such that NML's total investment in the Company would exceed 9.9% of the Company's total outstanding Common Stock or prior to taking any other action that would trigger any rebuttable presumption of control under FRB regulations.

 (4) Includes 33,962 shares held by Mr. Boldt's family as to which he disclaims beneficial ownership and 30,400 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

 (5) Includes 120 shares held by Mr. Bolger's family as to which he disclaims beneficial ownership and 50,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

 (6) Includes 12,500 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

 (7) Includes 15,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

 (8) Includes 61,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

 (9) Includes 2,700 shares held by Mr. Gunnlaugsson's family as to which he disclaims beneficial ownership and 203,575 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

(10) Includes 7,500 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

(11) Includes 504,200 shares held in the Kellner Family Limited Partnership as to which he disclaims beneficial ownership and 7,500 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

(12) Includes 25,000 shares held by trust for which Mr. Kellner exercises shared voting and investment power and 504,200 shares held in the Kellner Family Limited Partnership as to which he disclaims beneficial ownership in excess of his pecuniary interest.

(13) Includes 17,500 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

(14) Includes 14,462 shares as to which Mr. Kuester exercises sole voting power, and 345,500 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

(15) Includes 5,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

(16) Includes 2,380 shares held by Mr. Meyer's family as to which he disclaims beneficial ownership and 27,900 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

(17) Includes 403,713 shares held by trusts for which Mr. Orr exercises shared voting and investment power and as to which Mr. Orr disclaims beneficial ownership, and 15,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

(18) Includes 6,343 shares held by Mr. Platten's family as to which he disclaims beneficial ownership, 182,164 shares as to which Mr. Platten exercises sole voting power and 5,000 shares of which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

(19) Includes 10,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

(20) Includes 180 shares held by Mr. Tisdale's family as to which he disclaims beneficial ownership and 15,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

(21) Includes 11,678 shares held by Mr. Wigdale's family as to which he disclaims beneficial ownership and 518,500 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

(22) Includes 7,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000, 8,500 shares held by trust for which Mr. Wright exercises shared voting and investment power and as to which he disclaims beneficial ownership and 500 shares owned by Badger Meter Foundation as to which he disclaims beneficial ownership.

(23) Includes 11,771 shares held by Mr. Zuehlke's family as to which he disclaims beneficial ownership, 45,819 shares as to which Mr. Zuehlke exercises sole voting power, and 17,500 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

(24) Includes 7,600 shares of restricted stock as to which the holders exercise sole voting power and 1,793,125 shares which could be acquired pursuant to the exercise of stock options within 60 days of February 29, 2000.

     In addition to the ownership of Company Common Stock described above, each of Messrs. Boldt, Bolger, Bueche, Gunnlaugsson, J.F. Kellner, Kuester, O'Hare, Orr, Shiely, Wigdale, Wright and Zuehlke beneficially owns one share of Series A Adjustable Rate Preferred Stock (the "Preferred Stock") of each of 28 subsidiaries of the Company formed as real estate investment trusts. Mr. Kuester's wife also owns one share of Preferred Stock of each subsidiary. Mr. Kuester disclaims beneficial ownership of these shares. Each such person owns less than 1% of the outstanding Preferred Stock of each subsidiary. All directors and executive officers as a group hold 19 shares of Preferred Stock of each subsidiary, representing 1.8% of Preferred Stock of each subsidiary.

                             ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation provide that the Company's Directors are divided into three classes, designated Class I, Class II and Class III, with staggered terms of three years each. At the Annual Meeting, shareholders will elect seven Class I Directors to serve until the Company's 2003 Annual Meeting of Shareholders and until their successors are elected and qualified. Each Class I Director's term expires at the 2000 Annual Meeting. The following table sets forth certain information with regard to each of the nominees for election as a Director as well as each of the Company's continuing Class II and Class III Directors.

     Mr. James O. Wright, who has been a director of the Company for 40 years, and Mr. Jack F. Kellner, who has been a director of the Company for 24 years, will be retiring from the Board at the 2000 Annual Meeting. The Company expresses its thanks to Messrs. Wright and Kellner for their many years of loyal service.

                         NOMINEES STANDING FOR ELECTION

                                                       PRINCIPAL OCCUPATION
             NAME                                       AND DIRECTORSHIPS
             ----                                      --------------------
                                   Class I Directors (terms expiring April 2003)
Richard A. Abdoo                   Chairman of the Board, President and Chief Executive
  Age 56                           Officer, Wisconsin Energy Corporation, a holding company
                                   with subsidiaries in utility and nonutility businesses,
                                   since May 1991. Chairman of the Board and Chief Executive
                                   Officer of Wisconsin Electric Power Company since June 1990.
                                   A director of United Wisconsin Services, Inc. and Universal
                                   Foods Corporation. A Director since July 1994.
Wendell F. Bueche                  Retired; Chairman, August 1994 to July 1998, Chief Executive
  Age 69                           Officer, February 1993 to July 1997, President, February
                                   1993 to August 1994, Director, February 1993 to April 1999,
                                   IMC Global, Inc. Also a director of WICOR, Inc. A Director since 1983.
G.H. Gunnlaugsson                  Executive Vice President and Chief Financial Officer of the
  Age 55                           Company since 1987; Vice President of M&I Marshall & Ilsley
                                   Bank since 1976. A Director since February 1994.
Ted D. Kellner                     Chairman and Chief Executive Officer of Fiduciary
  Age 53                           Management, Inc., an investment management firm, since 1980.
Katharine C. Lyall                 President of the University of Wisconsin System since 1992.
  Age 58                           Also a director of Alliant Energy Co., Kemper National
                                   Insurance Companies and the Carnegie Foundation for the
                                   Advancement of Teaching. A Director since December 1997.
P.M. Platten, III                  Retired; Vice Chairman of the Board of the Company from May
  Age 60                           1994 to May 1997; Former President and Chief Executive
                                   Officer, January 1989 to May 1994, Valley Bancorporation. A
                                   Director since May 1994.
J.B. Wigdale                       Chairman of the Board of the Company from December 1992 to
  Age 63                           present, Chief Executive Officer of the Company from October
                                   1992 to present, Vice Chairman of the Board of the Company from December 1988 to December 1992; Chairman of the Board,
                                   January 1989 to present, Chief Executive Officer, September
                                   1987 to present, of M&I Marshall & Ilsley Bank. A Director since 1988.

                              CONTINUING DIRECTORS

                                                       PRINCIPAL OCCUPATION
             NAME                                       AND DIRECTORSHIPS
             ----                                      --------------------
                                   Class II Directors (terms expiring April 2001)
Jon F. Chait                       Chairman and Chief Executive Officer of Magenta.com, a
  Age 49                           provider of human resource solutions via the Internet, July
                                   1999 to present; Independent Financial Consultant, July 1998 to July 1999; Executive Vice President, Secretary and
                                   Director, August 1991 to July 1998, Managing
                                   Director -- International Operations, 1995 to July 1998,
                                   Chief Financial Officer, August 1993 to 1995, Manpower Inc.
                                   and Executive Vice President, September 1989 to July 1998,
                                   Manpower International Inc., a provider of temporary
                                   employment services. A Director since 1990.
D.J. Kuester                       President of the Company since 1987; President and Director
  Age 58                           since January 1989, M&I Marshall & Ilsley Bank; Chairman of the Board and Director, M&I Data Services. Also a director of Modine Manufacturing Company. A Director since February
                                   1994.
Edward L. Meyer, Jr.               Chairman of the Board, Anamax Corporation, a processor of
  Age 62                           hides and skins and manufacturer of various rendered
                                   products. A Director since May 1994.
Don R. O'Hare                      Retired; Consultant, September 1994 to April 1997, Chairman
  Age 77                           of the Board, September 1994 to October 1996, Chief
                                   Executive Officer, April 1979 to April 1997, and Director,
                                   Sundstrand Corporation, a manufacturer of aerospace and
                                   industrial products. A Director since 1977.
San W. Orr, Jr.                    Chairman of the Board and Director, Wausau-Mosinee Paper
  Age 58                           Corporation; Attorney, Estate of A.P. Woodson & Family. Also
                                   a Director of MDU Resources Group, Inc. A Director since
                                   July 1994.
Stuart W. Tisdale                  Retired; Chairman of the Board and Chief Executive Officer,
  Age 71                           August 1992 to February 1994, President and Chief Executive
                                   Officer, April 1986 to August 1992, and Director, WICOR,
                                   Inc. A Director since 1986.
George E. Wardeberg                Chairman and Chief Executive Officer since 1997, President
  Age 64                           and Chief Executive Officer from 1994 to 1997, WICOR, Inc., a holding company with subsidiaries in energy services and pump manufacturing. Also a director of Twin Disc, Inc. A
                                   Director since April 1999.
                                   Class III Directors (terms expiring April 2002)
Oscar C. Boldt                     Chairman, The Boldt Group, Inc., subsidiaries in general
  Age 75                           contracting, development and related businesses. A Director since May 1994.
Timothy E. Hoeksema                Chairman, President and Chief Executive Officer of Midwest
  Age 53                           Express Holdings, Inc., a holding company with a principal subsidiary in the passenger jet airline business, since
                                   1983. Also a director of The Marcus Corporation. A Director since April 1999.
Burleigh E. Jacobs                 Chairman of the Board and Director, Grede Foundries, Inc., a
  Age 80                           manufacturer of grey and ductile iron, steel, and alloyed
                                   castings. A Director since 1967.
James F. Kress                     Chairman, Green Bay Packaging, Inc., a manufacturer of
  Age 70                           corrugated and packaging materials. A Director since 1986.

                                                       PRINCIPAL OCCUPATION
             NAME                                       AND DIRECTORSHIPS
             ----                                      --------------------
Robert A. Schaefer                 Retired; Former Director, Executive Vice President and Chief
  Age 62                           Operating Officer of Security Capital Corporation and Former
                                   Director, President and Chief Operating Officer of Security
                                   Bank S.S.B. A Director since December 1997.
John S. Shiely                     President, Chief Operating Officer and Director since 1994,
  Age 47                           Executive Vice President-Administration from 1991 to 1994,
                                   Briggs & Stratton Corporation, a manufacturer of gasoline
                                   engines for outdoor power equipment. Also a director of
                                   Consolidated Paper, Inc. A Director since April 1999.
Gus A. Zuehlke                     Retired; Former Chairman, Valley Bancorporation until May
  Age 78                           1994; Former Chairman, Valley Bank, Appleton, Wisconsin,
                                   until May 1994. A Director since May 1994.

     The Board of Directors of the Company has standing Executive Compensation, Audit, Retirement Investment, Nominating and Executive Committees. The Board of Directors held six meetings in 1999. Each incumbent Director attended at least 75% of the meetings of the Board and Board Committees on which the director served.

     The Executive Compensation Committee is responsible for administering compensation levels for certain senior officers of the Company and its subsidiaries, including all executive officers of the Company, and for administering the Company's nonqualified compensation plans, including the Executive Stock Option Plans, the 1994 Long-Term Incentive Plan and the Annual Executive Incentive Compensation Plan. The members of the Executive Compensation Committee in 1999 were Messrs. Jacobs (Chairman), Kellner, O'Hare and Wright, none of whom are employees of the Company or any of its subsidiaries. The Executive Compensation Committee held four meetings in 1999. Salaries for other employees of the Company and its subsidiaries are determined by the management of the respective subsidiaries and are reviewed by the compensation committee of the Board of Directors of the subsidiary involved.

     The Audit Committee has responsibility for nominating the Company's independent auditors for approval by the Board of Directors, reviewing the scope, results and costs of the audit with the Company's independent auditors and reviewing the financial statements of the Company and the audit function to ensure full compliance with requirements of regulatory agencies and full disclosure of necessary information to the shareholders of the Company. In 1999, the members of the Audit Committee, all of whom are non-employee directors, were Messrs. Kellner (Chairman), O'Hare and Wright. The Audit Committee held three meetings in 1999.

     The Retirement Investment Committee is responsible, in relation to funding policy, for reviewing the activities of and decisions made by the trustees of, and the investment managers for, the Company's Retirement Growth Plan and Incentive Savings Plan. The members of the Retirement Investment Committee, none of whom are employees of the Company, are Messrs. O'Hare (Chairman), Chait and Tisdale. The Committee held two meetings in 1999.

     The Nominating Committee is responsible for recommending to the Board nominees to stand for election as directors and to fill any vacancies which may occur from time to time. In addition, the Nominating Committee is responsible for considering any nominations for director submitted by shareholders and for reviewing the size and composition of the Board and the criteria for selecting nominees to the Board. Current employees of the Company are not eligible to serve on the Nominating Committee. The members of the Nominating Committee are Messrs. Tisdale (Chairman), Chait and Boldt. The Nominating Committee has not established procedures for shareholders to recommend nominees for director beyond those contained in the Company's By-laws. The Nominating Committee held one meeting in 1999.

     The Executive Committee has the authority to act on behalf of the full Board of Directors in managing the business and affairs of the Company when the Board of Directors is not in session. The members of the

Executive Committee in 1999 were Messrs. Wigdale (Chairman), Jacobs, Kellner and Tisdale. The Executive Committee held one meeting in 1999.

                 LOANS AND OTHER TRANSACTIONS WITH THE COMPANY

     Customers of the bank subsidiaries of the Company include nominees, directors and officers of the Company and their associates. Since January 1, 1999, such persons and firms have been indebted to the Company's bank subsidiaries for loans made in the ordinary course of business. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers, including their related interests, by the Company and its significant subsidiaries represented approximately 13.6% of shareholders equity at December 31, 1999.

     From time to time, directors and officers of the Company and their associates may sell shares of their Common Stock to the Company pursuant to the Company's stock repurchase program. The purchase price for any such sales is the prevailing market price at the time of such sale.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM COMPENSATION(1)
                                                                -----------------------------
                                                                    AWARDS          PAYOUTS
                                                                ---------------    ----------
                                        ANNUAL COMPENSATION       SECURITIES          LTIP
                                       ---------------------      UNDERLYING        PAYOUTS          ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY($)    BONUS($)    OPTIONS/SARS(#)       $(2)       COMPENSATION($)(3)
---------------------------    ----    ---------    --------    ---------------     -------      ------------------
J.B. Wigdale                   1999    $700,000     $750,540        122,500        $1,838,895         $514,715
Chairman of the Board          1998     700,000      586,250        100,000           738,825          502,625
and Chief Executive Officer    1997     625,000      526,813         30,000           779,850          456,894
D.J. Kuester                   1999     600,000      576,601         69,500         1,593,709          279,718
President                      1998     600,000      506,490         50,000           640,315          279,334
                               1997     525,000      446,123         26,000           675,870          235,874
G.H. Gunnlaugsson              1999     500,000      480,518         55,000         1,103,337          178,924
Executive Vice President       1998     500,000      422,068         40,000           443,295          178,745
and Chief Financial Officer    1997     400,000      340,130         20,000           467,910          156,387
J.L. Delgadillo                1999     360,000      316,000         29,000           490,372           57,391
Senior Vice President          1998     320,000      250,000         20,000           197,020           51,052
                               1997     300,000      200,000         12,000           207,960           41,007
T.M. Bolger                    1999     260,000      212,342         29,000           245,186           39,200
Senior Vice President          1998     230,000      170,000         20,000                 0           35,836
                               1997     200,000      125,000          8,000                 0           31,474

-------------------------
(1) As of December 31, 1999, Mr. Delgadillo had 2,000 shares of unreleased Key Restricted Stock valued at $123,625. The value was arrived at using a December 31, 1999 closing market price of $62.8125 per share less consideration which is paid by the executive upon issuance of award. Dividends are paid on restricted stock.

(2) LTIP payouts in any given year are based on the number of LTIP units awarded with respect to the prior three-year period and the Company's performance during such period. Accordingly, the amount of LTIP payouts may vary from year to year and in some years, like 1996, there may be no payouts under the LTIP. For 1999 the named executive officers received payouts for awards made with respect to the three-year period from January 1997 through December 1999. The performance criteria for this three-year cycle was based upon the Company's total shareholder return in relation to companies in the Keefe, Bruyette & Woods 50 Bank Index (the "KBW 50 Index"). During this period, the Company's total shareholder return was 31% higher than the average total shareholder return of companies in the KBW 50 Index.

(3) Includes the following amounts paid by M&I under the Retirement Program for 1999: J.B. Wigdale -- $17,600; D.J. Kuester -- $13,200; G.H.
    Gunnlaugsson -- $17,600; J.L. Delgadillo -- $17,600 and T.M. Bolger -$17,600. Includes the following amounts paid by M&I under a Split Dollar Life Insurance Plan for the benefit of the executives for 1999: J.B. Wigdale -- $13,842; D.J. Kuester -- $6,384 and G.H. Gunnlaugsson -$5,974. Includes the following employer contributions under the Supplementary Retirement Benefits Plan and the Executive Deferred Compensation Plan based on compensation paid or deferred during 1999: J.B. Wigdale -- $90,100; D.J. Kuester -- $79,800; G.H. Gunnlaugsson -$60,700; J.L. Delgadillo -- $36,000 and T.M. Bolger -- $21,600. Includes the following above-market amount accrued by M&I on account balances under the Supplementary Retirement Benefits Plan and the Executive Deferred Compensation Plan for 1999: J.L. Delgadillo -- $3,791. Also includes the following amounts accrued by M&I under the Non-Qualified Retirement Benefit Plan for 1999: J.B. Wigdale -$393,173; D.J. Kuester -- $180,334 and G.H. Gunnlaugsson -- $94,650.

     The following table provides information on options granted to the named executive officers during 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                        NUMBER OF       % OF TOTAL
                                       SECURITIES      OPTIONS/SARS
                                       UNDERLYING       GRANTED TO     EXERCISE OR                  GRANT DATE
                                      OPTIONS/SARS     EMPLOYEES IN    BASE PRICE     EXPIRATION      PRESENT
               NAME                   GRANTED(#)(1)    FISCAL YEAR      ($/SH)(2)        DATE       VALUE($)(3)
               ----                   -------------    ------------    -----------    ----------    -----------
J.B. Wigdale                             122,500           7.9%          $61.50        12/16/09     $2,393,822
D.J. Kuester                              69,500           4.5            61.50        12/16/09      1,358,127
G.H. Gunnlaugsson                         55,000           3.6            61.50        12/16/09      1,074,777
J.L. Delgadillo                           29,000           1.9            61.50        12/16/09        566,701
T.M. Bolger                               29,000           1.9            61.50        12/16/09        566,701

-------------------------
(1) Includes options transferable to the employees' immediate family or trusts or partnerships for the benefit thereof. Options generally become exercisable based on the following schedule: one-third on the first anniversary of the date of grant, an additional one-third on the second anniversary of the date of grant and the remaining one-third on the third anniversary of the date of grant. All options will become immediately exercisable upon a "Triggering Event" (which relates to a change of control of the Company). Employees who have attained age 55 and have at least ten years of service with the Company or a subsidiary receive options which are fully vested on the date of grant.

(2) All options have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant. The exercise price may be paid in cash or by delivery of shares of the Company's Common Stock. Upon exercise of an option, the holder may satisfy any tax obligations either by having the Company withhold shares or by delivering shares such holder already owns.

(3) The grant date present values were determined using the Black-Scholes model with the following common assumptions: a six year expected period of time to exercise; a risk-free rate of return of 6.30%; an expected dividend yield of 1.56%; and a volatility factor of 24.36%.

     The following table provides information on options exercised during 1999, and options held at year end, by the named executive officers.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                   OPTIONS/SARS             IN-THE-MONEY OPTIONS/SARS
                               SHARES                            AT FY-END(#)(1)                 AT FY-END($)(2)
                             ACQUIRED ON       VALUE       ----------------------------    ----------------------------
          NAME               EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----               -----------    -----------    -----------    -------------    -----------    -------------
J.B. Wigdale                   75,000        3,532,478       518,500              0        12,696,706              0
D.J. Kuester                   60,000        2,685,110       345,500              0         9,161,919              0
G.H. Gunnlaugsson              45,175        2,200,324       203,575         20,000         4,902,679        220,000
J.L. Delgadillo                     0                0        61,000         39,000         1,730,066        148,063
T.M. Bolger                         0                0        50,000         39,000         1,459,128        148,063

-------------------------
(1) Includes shares which were transferred to the employees' immediate family or trusts or partnerships for the benefit thereof.

(2) For valuation purposes, a December 31, 1999 market price of $62.8125 was used.

     In past years the Company has provided information on long-term incentive plan awards with respect to the performance period commencing in the prior fiscal year. However, the Company has not provided information on awards granted in the prior fiscal year. For example, in this proxy statement the Company would have included awards granted in December 1998 for the performance period beginning January 1999. The Company has decided to change this practice and include information on awards granted in both the current and prior fiscal years. Accordingly, the following table provides information on long-term incentive plan awards to the named executive officers with respect to 1999 and 2000.

              LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR

                          AWARDS GRANTED DECEMBER 1999 FOR THE PERFORMANCE
                                    PERIOD BEGINNING JANUARY 2000
                        -----------------------------------------------------
                          NUMBER OF SHARES,      PERFORMANCE OR OTHER PERIOD
         NAME           UNITS OR OTHER RIGHTS   UNTIL MATURATION OR PAYOUT(1)
         ----           ---------------------   -----------------------------
J.B. Wigdale                    7,500                      3 Years
D.J. Kuester                    6,500                      3 Years
G.H. Gunnlaugsson               5,000                      3 Years
J.L. Delgadillo                 3,000                      3 Years
T.M. Bolger                     3,000                      3 Years

                          AWARDS GRANTED DECEMBER 1998 FOR THE PERFORMANCE
                                    PERIOD BEGINNING JANUARY 1999
                        -----------------------------------------------------
                          NUMBER OF SHARES,      PERFORMANCE OR OTHER PERIOD
         NAME           UNITS OR OTHER RIGHTS   UNTIL MATURATION OR PAYOUT(1)
         ----           ---------------------   -----------------------------
J.B. Wigdale                   15,000                      3 Years
D.J. Kuester                   13,000                      3 Years
G.H. Gunnlaugsson              10,000                      3 Years
J.L. Delgadillo                 6,000                      3 Years
T.M. Bolger                     6,000                      3 Years

-------------------------
(1) Units awarded represent share equivalents of the Company's Common Stock. The performance period is the three years commencing on January 1, 2000 and ending on December 31, 2002 for awards made with respect to 2000 and the three years commencing on January 1, 1999 and ending on December 31, 2001 for awards made with respect to 1999. Additional Units will be credited to each participant's account when dividends are paid on shares of the Company's Common Stock. Vesting of Units occurs at the end of the three-year period with the exception of the death or disability of the participant, termination of a participant's employment due to retirement or the occurrence of a "Triggering Event" (which relates to a change in control of the Company). A payout multiple is applied to the Units awarded to a participant based on the Company's performance in relation to two equally weighted performance criteria, which represent (i) the total return of the Company's Common Stock for the three-year period when compared with the total return for those stocks composing the KBW 50 Index and (ii) the Company's cumulative earnings per share for the three-year period. The Company's performance in relation to the performance criteria is calculated independently, thereby allowing a participant to receive a payout under one of the criterion but not under the other. The minimum payout multiple is zero for each criterion and the maximum is 137.50%, resulting in a combined maximum of 275%. The resulting payout multiple is applied to the Units awarded plus those credited in lieu of dividends. Before awards are paid, the Committee must certify the extent to which the performance criteria have been met.

                                RETIREMENT PLANS

     The Marshall & Ilsley Corporation Nonqualified Retirement Benefit Plan (the "Nonqualified Plan") provides four of the executive officers of M&I with a monthly supplemental retirement benefit. The original purpose of the Nonqualified Plan was to provide a benefit such that the sum of benefits from the Retirement Growth Plan, Social Security, the Supplementary Retirement Benefits Plan and the Nonqualified Plan would equal 60% of each participant's average salary and bonus for his last five years of employment. The monthly benefit under the Nonqualified Plan, starting in most instances when an individual reaches age 65, is fixed based on various actuarial and interest rate assumptions. As of February 1, 2000, the monthly benefits are $24,167, $23,167 and $14,958 for Messrs. Wigdale, Kuester and Gunnlaugsson, respectively, and $3,292 for one other executive officer. The benefit will be adjusted in the event of death before age 62 or early retirement and can be paid for life with a 120-month certain payout or on a joint and survivor basis at the option of the participant. The pay-out option elected will also affect the amount of the annual benefit. If a participant leaves the employ of the Company prior to age 55, he will receive no benefits under the Nonqualified Plan. In the event of a Change in Control of the Company (as defined in the Nonqualified Plan), each participant will receive the full monthly benefit set forth above regardless of his age when the Change in Control occurs and whether he remains in the employ of M&I until age 55. A participant has the option, in certain circumstances, to elect to receive the present value of the benefits to which he is entitled under the Nonqualified Plan upon a Change in Control regardless of his age at that point.

     The Marshall & Ilsley Corporation Executive Deferred Compensation Plan (the "Deferred Compensation Plan") provides selected key employees of M&I, including the named executive officers, with the ability to defer up to 80% of base salary and 100% of bonus. Those employees electing to participate have two investment options for amounts deferred: a fixed rate option equal to the Moody's A Long-Term Corporate Bond Rate for the month of September of the previous year and an equity option equal to the total return of the S&P 500 Index. The percentage allocated to any investment option may not be less than 10% and elections may be changed semi-annually. Amounts deferred are distributable upon termination of employment at the election of the participant. Choices range from a lump sum distribution upon termination of employment to a pay-out over 15 years if a participant's employment terminates on or after age 55, other than because of death or disability, with at least 10 years of service. Amounts deferred and investment returns thereon are held in the Marshall & Ilsley Corporation Deferred Compensation Trust II of which Marshall & Ilsley Trust Company is the trustee (the "Trust").

     M&I's Supplementary Retirement Benefits Plan (the "SERP") is a nonqualified benefit plan which covers employees whose compensation exceeds the statutory limits on compensation which can be taken into account for purposes of crediting contributions to M&I's Retirement Growth Plan, including all of the executive officers named in the Summary Compensation Table. The SERP was suspended in August 1999 and M&I will make no further contributions to the SERP. Existing account balances under M&I's Retirement Growth Plan in the SERP will continue to vest as long as the participant remains employed by M&I and will be credited with the applicable investment return until pay-out pursuant to the terms of the SERP. The Deferred Compensation Plan was amended such that persons eligible to participate therein will receive an allocation equal to the amount that would have formerly been allocated under the SERP. This amount, which would have been allocated to such participant's account under M&I's Retirement Growth Plan absent the statutory limitations, is credited to an account which vests after an employee has five years of vesting service as defined in M&I's Retirement Growth Plan. Participants have the same investment and pay-out elections as other accounts in the Deferred Compensation Plan, described above, and amounts credited under the SERP are held in the Trust.

                   EMPLOYMENT AGREEMENTS AND RELATED MATTERS

     In order to assure management continuity and stability, as of February 1, 2000, M&I has entered into substantially similar Employment Agreements (the "Employment Agreements") with the named executive officers, 10 additional executive officers and 18 other officers and employees of the Company and its subsidiaries (collectively, the "Executives"). The Employment Agreements with the named executive officers each have a term of three years. The Employment Agreements with the other Executives each have a term of two years.

     The Employment Agreements guarantee the Executives specific payments and benefits upon a termination of employment as a result of a change of control of M&I. If a change of control occurs, the contract becomes effective and continues for the relevant term. The employment term renews on a daily basis until M&I gives notice to terminate the daily renewal.

     The Employment Agreements provide for specified benefits after a change of control if the Executive voluntarily terminates for "good reason" or is involuntarily terminated other than for "cause" (as defined in the Employment Agreements). In addition, in the case of some Employment Agreements, at the end of six months after a change of control, the Executive may terminate employment for any reason and is entitled to receive full benefits. Upon a termination, the Executive is entitled to (a) a lump sum payment equal to two or three times (depending on whether the contract is a two- or three-year contract) the sum of the Executive's current base salary plus the higher of the Executive's bonus for the last year or the Executive's average bonus for the past three years, (b) a proportionate amount of any unpaid bonus deemed earned for the year of termination, (c) a lump sum payment equal to the retirement benefits lost as a result of not having been employed for the remaining contract term, (d) health and other benefits for the remaining contract term, and (e) payments for certain other fringe benefits. In the event of a termination of employment as a result of his death, the Executive's beneficiary is entitled to six months of base salary. No additional benefits are guaranteed under the contract upon an Executive's disability or termination by M&I for cause.

     The Employment Agreements provide that upon a change of control most restrictions limiting the exercise, transferability or other incidents of ownership of any outstanding award, restricted stock, options, stock appreciation rights, or other property rights of M&I granted to the Executive shall lapse, and such awards shall become fully vested, except in certain circumstances. Some of the Employment Agreements also provide for "gross-up" payments in the event payments to an Executive under the Employment Agreement are subject to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), (the "Excise Tax") or any similar federal, state or local tax which may be imposed, in an amount such that the net amount retained by the Executive, after deduction of any Excise Tax on the payments and any federal, state and local income tax and Excise Tax on the gross-up payment, shall be equal to the payments then due.

                       NON-EMPLOYEE DIRECTOR COMPENSATION

     Directors of M&I who are not employees are paid a retainer fee of $12,000 per year. In addition, non-employee directors receive a fee of $1,500 for each Board meeting which they attend and $500 for each Committee meeting which they attend. M&I has established a deferred compensation plan for its Directors. Under such plan, all or part of the fees received by a Director may be deferred at the election of the Director. Amounts deferred may be allocated to one of two accounts as selected by the participating Director: (i) the Common Stock account or (ii) a cash account, earning interest at a rate equal to that earned on U.S. Treasury Bills with maturities of 13 weeks. Deferred amounts are payable in a lump sum or in not less than two nor more than 10 annual installments, as elected by the participating Director, or, if no such election is made, in five annual installments. Messrs. Boldt, Bueche, Chait, Meyer, Orr, Schaefer, Wardeberg and Zuehlke elected to defer compensation under the plan during 1999. Directors of M&I who are also Directors of subsidiaries of M&I receive compensation from such subsidiaries in varying amounts based on the Director compensation schedule of such subsidiaries. Directors of subsidiaries of M&I may also elect to defer compensation under the plan.

     Directors of M&I who are not employees of M&I or its subsidiaries ("Participants") also participate in the 1995 Directors Stock Option Plan. On the date of each Annual Meeting of Shareholders, each Participant elected or re-elected as a director at such Annual Meeting receives an option for that number of shares of Common Stock equal to the multiple of 2,500 and the number of years in the term to which such Participant has been elected. In addition, a Participant who is appointed to fill a vacancy on the Board of Directors, or a director who becomes a Participant because such director ceases to be employed by the Company or its subsidiaries, will receive, on the date of the next Annual Meeting, an option for that number of shares of

Common Stock equal to a multiple of 2,500 and the number of years remaining in such Participant's term as a director of the Company. Under the terms of this plan, the option price per share will not be less than 100% of the fair market value of the shares on the date the option is granted, the options will not be exercisable more than 10 years after the date of grant, and the options will terminate no later than three years after the Participant ceases to be a director of the Company for any reason. Such options may be exercised at any time after they are granted. The exercise price of an option may, at the Participant's election, be paid in cash or previously owned shares of Common Stock or a combination thereof.

     In connection with the merger with Valley Bancorporation on May 31, 1994, M&I agreed to provide Mr. Zuehlke with a $100,000 annual consulting fee for the remainder of his life. Mr. Zuehlke also receives a car, office space and membership in a professional organization.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

GENERAL POLICY

     The Executive Compensation Committee (the "Committee") determines the compensation policy for executive officers, makes awards and sets performance criteria under the Company's incentive plans, and determines the salary levels for executive officers. The Committee bases its compensation decisions primarily on its overall assessment of the executive's contribution to the profitability of the Company on both a long-term and short-term basis and the relevant market relationship of the executive officer's compensation. The Committee reviews the executive's performance in light of both the historical financial performance of the Company and the Committee's assessment of the executive's role in ensuring the future financial success of the Company. In this respect, the Committee seeks to reward leadership, innovation and entrepreneurship. The compensation package for senior executives has both objective (performance based) and subjective elements. Awards under the Annual Executive Incentive Plan are based on the achievement of specified performance criteria determined by the Committee. For certain executive officers, the financial performance of the business unit or division for which that executive has responsibility may receive a proportionately larger consideration by the Committee in determining that executive's compensation. The Committee reviews the compensation plans for executives in order to determine whether such plans are consistent with the Company's objectives and financial performance.

     The Committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. The Committee currently intends to recommend compensation amounts and plans which will meet the requirements for deductibility.

1999 COMPENSATION

     Overview

     With regard to 1999 compensation decisions, the Committee reviewed the Company's financial performance on both a long-term and short-term basis, the overall performance of each executive officer, and various peer group analyses and other information which the Committee deemed relevant in the case of any particular individual. The peer group analyses provided the Committee with information on the market relationship of compensation paid to the Company's executive officers. The analyses included information on the companies in the KBW 50 Index which is the same peer group used in the performance graph. The Committee also compared the Company's compensation levels and financial performance to a more defined peer group of similarly sized bank holding companies which is not identical to the KBW 50 Index. In reviewing this information, the Committee took into account the Company's size and performance relative to the companies in the peer groups. The Committee did not, however, set the compensation for the Company's executive officers at a specific level as compared to the executives in either peer group. The Committee's compensation determinations generally reflect competitive factors and performance. In the case of any particular individual, circumstances unique to such individual such as increased responsibilities or extraordinary effort may also be reflected. In assessing the Company's performance, the Committee considered, among other things, the profitability of the Company as a whole on both a long-term and short-term basis (including net income, earnings per share, return on average shareholders' equity and return on average assets). The Committee's decisions with respect to compensation generally reflect all of the factors considered, including objective factors and the Committee's subjective assessment of the executive's performance.

     Annual Executive Incentive Plan

     The Annual Executive Incentive Plan provides for annual cash incentives (bonuses) to the participants based upon one or more objective financial performance criteria selected by the Committee. The Annual Executive Incentive Plan rewards eligible senior executives with an incentive award based on a percentage of each participant's base salary if the performance goals set by the Committee are met for that year. In evaluating the participants' bonus opportunity under the Annual Executive Incentive Plan, the Committee compared each participant's base salary and bonus opportunity relative to those provided by peer companies. Based upon this analysis, the Committee determined that it was appropriate to increase the 1999 targeted incentive percentages for certain senior executive officers, including the chief executive officer. These increases were done in conjunction with the Committee's decision to leave the base salaries unchanged from 1998 for each of the top three executive officers. The performance criteria for 1999 was based upon reported earnings per share. In future years, the Committee may use a performance criteria different than reported earnings per share or may adjust performance to reflect extraordinary events. For example, if the Company were to incur extraordinary charges in connection with an acquisition, the performance may be adjusted to exclude such charges. The Company earned $3.14 per share, representing a 13.8% increase over 1998. This exceeded the targeted performance level established by the Committee for 1999, and resulted in eligible executive officers receiving payouts ranging from 33% to 107% of their respective 1999 base salaries.

     Base Salary and Long-Term Incentive Compensation

     In determining the base salaries for the Company's executive officers, the Committee takes a long-term view of the executive's job performance, the Company's financial performance and the salaries paid in the marketplace to executives with similar responsibilities. The Committee also reviewed the total compensation opportunities of each senior executive officer. The Committee deemed it appropriate to leave the base salaries unchanged from 1998 for the top three executive officers. The Committee believes the base salaries, when viewed in conjunction with the annual incentive opportunities of the executive officers, are commensurate with the Committee's evaluation of the information reviewed. Such compensation decisions were based on all the factors, both objective and subjective, considered by the Committee and generally no one specific criteria was applied in making such decisions.

     The Committee made long-term incentive awards in 1999 under the Company's Executive Stock Option Plans and the LTIP. The purpose of these awards is to furnish long-term incentives to executive officers to build shareholder value and to motivate and retain the personnel critical to the Company's success. It is the intention of the Committee to continue to emphasize long-term incentives in the compensation provided to the Company's executive officers. In arriving at the 1999 long-term incentive award levels, the Committee compared the total compensation opportunities of each senior executive officer, and the values of each compensation component, in relation to those provided by peer companies for similar positions. After the Committee determined the appropriate value of the total long-term awards provided to each senior executive officer, the Committee then determined the mix between stock options and long-term incentive plan units. The Committee also considered the impact of different types of long-term compensation on the financial performance of the Company. Based upon this analysis and other information reviewed, the Committee decided to reduce the number of LTIP Units and increase the number of stock options awarded to senior executives in comparison to preceding years. This resulted in senior executives receiving LTIP Unit awards which were one-half the size of the 1998 awards.

     In determining the total number of options to be granted in 1999 to all recipients, including the executive officers, the Committee reviewed the annual option awards and cumulative options outstanding of the peer group companies in relation to outstanding shares. The Committee also considered the reduction in LTIP Unit awards described above. Based upon this review, and recognizing the Company's growth, the Committee determined an increase in the Company's overall option awards was appropriate. In 1999, grants to employees totaled 1,549,225 options, or approximately 1.5% of shares outstanding. The Committee believes annual awards at this level are comparable to the award levels of the peer group companies.

     Participants in the Company's LTIP, including the executive officers, received payouts for awards made with respect to the three-year period from January 1997 through December 1999. The performance criteria for this three-year cycle was based upon the Company's total shareholder return in relation to companies in the KBW 50 Index. During this period, the Company's total shareholder return was 31% higher than the average total shareholder return of companies in the KBW 50 Index.

     Chief Executive Officer Compensation

     In determining Mr. Wigdale's salary and long-term incentive awards, the Committee's review concentrated on the prevailing market rates of compensation for his position and the Company's current and prior year's financial performance. The Committee considered the compensation of the chief executive officers of the peer group companies, taking into account the Company's size and performance relative to the companies in the peer groups, in order to determine whether Mr. Wigdale is compensated on a basis which is reasonably consistent. Mr. Wigdale received an Annual Executive Incentive Plan Award of 107% of his base salary, resulting from the Company's 1999 earnings per share performance in relation to the goals established under the plan. It is the Committee's conclusion that Mr. Wigdale's compensation is fair and appropriate.

THE COMPENSATION COMMITTEE:

      Mr. Jacobs, Chairman      Mr. Kellner      Mr. O'Hare      Mr. Wright

                               PERFORMANCE GRAPH

     The following graph shows the cumulative total stockholder return on the Company's Common Stock over the last five fiscal years compared to the returns of the Standard & Poor's 500 Stock Index and the KBW 50 Index.

                            CUMULATIVE TOTAL RETURN
                  ASSUMES DIVIDENDS & CAPITAL GAINS REINVESTED

                                   LINE GRAPH


                                   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
  M&I                                $100       $141       $192       $350       $335       $366
  S&P 500                             100        138        169        226        290        351
  KBW 50                              100        160        227        331        359        346

KBW = KEEFE, BRUYETTE & WOOD, INC. 50-BANK INDEX; S&P = STANDARD & POOR'S 500.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

     The complete text of the Stock Purchase Plan is set forth in Appendix A. The following summary of the material features of the Stock Purchase Plan is qualified in its entirety by reference to Appendix A.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK PURCHASE PLAN.

     The Board of Directors approved the Company's Stock Purchase Plan on February 10, 2000, subject to approval by the Company's shareholders. The purpose of the Stock Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase the Company's Common Stock through one or more offerings. The aggregate number of shares of Common Stock subject to the Stock Purchase Plan is 1,000,000, plus an annual increase on each January 1 beginning on January 1, 2001 equal to the lesser of (i) 100,000 shares, (ii) the number of shares purchased under the Stock Purchase Plan in the previous year or (iii) a lesser amount determined by the Board of Directors. No one person may purchase shares of Common Stock under the Stock Purchase Plan or any other stock purchase plan of the Company or its subsidiaries having a fair market value in excess of $25,000 for each calendar year, and no employee may be granted an option under the Stock Purchase Plan if, immediately after the grant, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries.

     The term of each offering under the Stock Purchase Plan is 12 months, commencing on July 1, 2000 and on the first trading day on or after July 1 of each calendar year thereafter, and ending on the last trading day in June of such calendar year. Eligible employees who elect to participate in the Stock Purchase Plan authorize periodic payroll deductions from their compensation. A payroll deduction account is maintained for each employee. At the end of an offering period, the payroll deduction account is totaled and the employee is deemed to have purchased shares of the Company's Common Stock at the purchase price, which is 85% of the lesser of the fair market value of the Company's Common Stock on the first or last days of the offering period.

     The Stock Purchase Plan may be amended by the Board of Directors at any time, provided that no amendment may be made without shareholder approval to increase the aggregate number of shares which may be issued under the Stock Purchase Plan or for which shareholder approval is required under applicable tax, securities or other laws. If the Board of Directors determines that the ongoing operation of the Stock Purchase Plan may result in unfavorable financial accounting consequences, the Board may amend the Stock Purchase Plan to reduce or eliminate such accounting consequences. Such amendments may be made without shareholder approval or without the consent of participating employees.

     Counsel for the Company has advised that the federal income tax consequences to employees who purchase shares of Common Stock under the Stock Purchase Plan are generally as follows. Participating employees will not be deemed to have recognized taxable income upon the grant or exercise of an option to purchase shares of Common Stock. If, however, a participating employee disposes of any shares received by such employee pursuant to the Stock Purchase Plan within two years after the first day of the offering period during which the employee purchases such shares, the participating employee will recognize ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the end of the offering period over the price the participating employee paid for the shares. If a participating employee disposes of such shares at any time after the expiration of the two-year holding period described above, the participating employee will recognize ordinary income at the time of such disposition only to the extent of an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the price the employee paid for the shares, or (ii) 15% of the fair market value of the shares on the first day of the offering period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

             2000 EXECUTIVE STOCK OPTION AND RESTRICTED STOCK PLAN

     The complete text of the 2000 Stock Option Plan is set forth in Appendix B. The following summary of the material features of the 2000 Stock Option Plan is qualified in its entirety by reference to Appendix B.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2000 STOCK OPTION PLAN.

     The Board of Directors adopted the 2000 Stock Option Plan to provide officers, key employees, non-employee directors and consultants of the Company and its subsidiaries with additional incentives by increasing their proprietary interest in the Company. The aggregate number of shares of Common Stock subject to the 2000 Stock Option Plan is 5,000,000 shares, all of which may be granted as incentive stock options. No one person may receive options over more than 1,000,000 shares during the term of the 2000 Stock Option Plan, and the Company will not issue more than 250,000 restricted shares of Common Stock during the term of the 2000 Stock Option Plan.

     The 2000 Stock Option Plan permits the Company to grant non-qualified stock options ("Non-qualified Options"), incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and restricted shares of Common Stock ("Restricted Shares") (individually, an "Award" and collectively, "Awards"). No Award may be granted under the 2000 Stock Option Plan after February 9, 2010.

     Under the 2000 Stock Option Plan, Awards may be granted to current and prospective employees, non-employee directors, consultants and other persons who provide services to the Company. The holder of an Award is referred to herein as a "Participant." As of February 15, 2000, approximately 3,400 individuals would be eligible to participate in the 2000 Stock Option Plan.

     In the event of any changes in the capital structure of the Company, the Compensation Committee may make equitable adjustments to outstanding Awards so that the net value of the Award is not changed. Any unvested Awards will vest upon the occurrence of a Change in Control of the Company (as defined in the 2000 Stock Option Plan).

     The 2000 Stock Option Plan is intended to qualify for favorable treatment under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 16b-3 and is designed to qualify for treatment as "performance-based compensation" under Section 162(m) of the Code ("Section 162(m)") as regards the options. The 2000 Stock Option Plan will be administered by the Compensation Committee, which is comprised of at least two non-employee directors within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m).

     The exercise price for Non-qualified Options granted under the 2000 Stock Option Plan may be no less than 100% of the fair market value of the Common Stock on the date of grant of the option. The exercise price for ISOs granted under the 2000 Stock Option Plan may be no less than 100% of the fair market value of the Common Stock on the date of grant (or 110% in the case of ISOs granted to Participants owning more than 10% of the Common Stock). Options will be exercisable during the period specified in each option agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designated by the Compensation Committee. No option will remain exercisable later than ten years after the date of grant (or five years from the date of grant in the case of ISOs granted to holders of more than 10% of the Common Stock). The closing sale price of the Common Stock on the New York Stock Exchange on February 15, 2000 was $49.9375.

     Restricted Shares may also be granted under the 2000 Stock Option Plan. An award of Restricted Shares involves the immediate transfer by the Company to a Participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services and such other consideration as the Compensation Committee may designate. Restricted Shares must be subject to a "substantial risk of forfeiture" for a period to be determined by the Compensation Committee. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue.

     In the event of termination of employment or service other than as a result of death, disability or Retirement (as defined in the 2000 Stock Option Plan), a Participant will generally have 90 days after termination to exercise options which were vested on the date of termination. A Participant who is a director of the Company will generally have until the earlier of the tenth anniversary of the date of grant or the third anniversary of the termination of the Participant's service as a director to exercise options which were vested on the date of termination. The Compensation Committee has discretion to provide the period for which, and the extent to which, options remain exercisable in the event of termination of employment resulting from death, disability or Retirement. Restricted Shares are generally forfeited upon termination of employment for any reason.

     The 2000 Stock Option Plan may be amended by the Board of Directors, but certain amendments adversely affecting the rights of a Participant under any existing Award may not be made without obtaining the Participant's written consent, and amendments increasing the number of shares which may be issued under the 2000 Stock Option Plan may not be made without obtaining shareholder approval.

     Counsel for the Company has advised that the federal income tax consequences of Non-qualified Options, ISOs and Restricted Shares granted under the 2000 Stock Option Plan are generally as follows:

     Non-qualified Options. The grant of a Non-qualified Option will have no federal income tax consequences to the Company or to a Participant. A Participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and the Company will ordinarily be entitled to a deduction for such amount.

     The holder of shares acquired upon exercise of a Non-qualified Option will, upon a subsequent disposition of such shares, generally recognize a short-term or long term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

     ISOs. Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a Participant. The amount by which the fair market value of the shares acquired upon the exercise of any ISO exceeds the option price as of the date of exercise, however, is an item of "tax preference" for purposes of computing the alternative minimum tax on individuals. If a Participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the Participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares. In such circumstances, no deduction would be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise.

     If, however, the Participant disposes of his or her shares within the holding periods described above, (i) the Participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the Participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the option price; (ii) the Company will be entitled to a deduction for such year in the amount of the ordinary income so recognized; and (iii) the Participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

     Restricted Shares. The grant of Restricted Shares is not a taxable event to a Participant, absent an election under Section 83(b) of the Code. If no election is made, the Participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares. The amount of the income will equal the fair market value of the shares when the restrictions lapse. If the Participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the Restricted Shares equal to their fair market value at the date of grant less any amount paid by the Participant for the shares, determined without regard to the restrictions imposed thereon. If the Restricted Shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the Participant is not entitled to claim the loss for income tax purposes.

     The Company or a subsidiary will be entitled to a deduction for income tax purposes when the Participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will equal the amount of ordinary income recognized by the Participant.

              AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION.

     The proposed amendment to the Company's Restated Articles of Incorporation increases the number of authorized shares of Common Stock from 160,000,000 shares to 320,000,000 shares. As of February 15, 2000, of the 160,000,000 shares of Common Stock presently authorized, 104,384,912 shares were issued and outstanding and 7,815,767 shares were reserved for issuance pursuant to the Company's stock option and stock purchase plans (including the Stock Purchase Plan and the 2000 Stock Option Plan).

     The additional authorized shares of the Company's Common Stock may be used for any proper corporate purpose approved by the Board of Directors of the Company. Their availability could enable the Board of Directors to act with flexibility when favorable opportunities arise to expand or strengthen the Company's business through the issuance of Common Stock. Among the reasons for issuing additional shares would be to increase the Company's capital through sale of the Company's Common Stock, to engage in other types of capital transactions, to undertake acquisitions and to satisfy contractual commitments, including the Company's stock option and stock purchase plans. The Board of Directors has not proposed the increase in authorized capital stock with the intention of discouraging tender offers or takeover attempts. However, the availability of authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

     The Company regularly reviews a range of financing transactions including the issuance of the Company's Common Stock. Except for shares reserved for issuance as described above, the Company has no present intention of issuing or selling Common Stock for any purpose, but may do so if market and other conditions indicate that such a course of action is advisable.

     If the amendment to the Company's Restated Articles of Incorporation is approved, the Board of Directors generally may issue the additional authorized shares of Common Stock without further shareholder approval. In some instances, shareholder approval for the issuance of additional shares may be required by law or by the requirements of the New York Stock Exchange, on which the Common Stock is listed, or may otherwise be necessary or desirable. Except in such cases, the Company does not anticipate that further shareholder authorization will be solicited. Shareholders are not entitled to preemptive rights to purchase any new issue of Common Stock.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     The 2001 Annual Meeting of Shareholders is scheduled for April 24, 2001. In accordance with the Company's By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2001 Annual Meeting of Shareholders and any other shareholder proposed business to be brought before the 2001 Annual Meeting of Shareholders must be submitted to the Company no later than January 25, 2001. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with the Company's By-Laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2001 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, 770 North Water Street, Milwaukee, Wisconsin 53202 on or before November 13, 2000. Proposals should be directed to Mr. M.A. Hatfield, Senior Vice President and Secretary. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders.

                           PENDING LEGAL PROCEEDINGS

     No director or named executive officer is an adverse party or has an interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that during 1999 all filing requirements were complied with.

                            OTHER VOTING INFORMATION

     Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:00 p.m. Central Time, on April 24, 2000. To vote over the Internet or by telephone, please refer to the instructions on the accompanying proxy card.

     The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

                                 OTHER MATTERS

     Although management is not aware of any other matters that may come before the meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

     The Company's financial statements, supplementary financial information, management's discussion and analysis of financial condition and results of operations and quantitative and qualitative disclosures about market risk are incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

                                          By Order of the Board of Directors,

                                          M.A. Hatfield, Senior Vice President
                                          and Secretary

                                                                      APPENDIX A

                         MARSHALL & ILSLEY CORPORATION

                       2000 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Change of Control" shall mean the first to occur of the following:

             (1) The acquisition by any individual, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions of Common Stock shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change of Control under subsection
        (3) below; or

             (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened "election contest" or other actual or threatened "solicitation" (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

             (3) Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (i) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (ii) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

             (4) Consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
        (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Committee" shall mean the Board or such other persons or committee as the Board shall designate to administer the Plan.

          (e) "Common Stock" shall mean the Common Stock of the Company.

          (f) "Company" shall mean Marshall & Ilsley Corporation, a Wisconsin corporation.

          (g) "Corporate Change" shall mean a general workforce reduction (as determined in the sole discretion of the Committee) instituted by the Company or a Designated Subsidiary, the sale of the applicable Designated Subsidiary, or the sale of the bank branch or other business to which a participant's employment was primarily related.

          (h) "Designated Subsidiary" shall mean any Subsidiary, other than a Subsidiary which has been designated by the Board or Committee from time to time in its sole discretion as not eligible to participate in the Plan.

          (i) "Employee" shall mean any regular full time or part-time employee of the Company or a Designated Subsidiary customarily employed to work at least 17.5 hours per week. A person shall not cease to be an Employee in the event that service is interrupted due to sick leave, military leave or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time.

          (j) "Enrollment Date" shall mean the first day of each Offering
     Period.

          (k) "Enrollment Period" shall mean the period specified by the Committee during which eligible Employees may elect to participate in the Plan for the upcoming Offering Period.

          (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (m) "Exercise Date" shall mean the last day of each Offering Period.

          (n) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

             (1) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

             (2) If the Common Stock is not so listed, the Fair Market Value thereof shall be determined in good faith by the Board.

          (o) "Offering Period" shall mean a period of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised, commencing on the first trading day on or after July 1 of each calendar year, commencing July 1, 2000, and terminating on the last trading day in June of such calendar year. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

          (p) "Plan" shall mean this 2000 Employee Stock Purchase Plan.

          (q) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (r) "Subsidiary" shall mean any bank or corporation, domestic or foreign, of which not less than 50% of the voting power is held by the Company or a Subsidiary, whether or not such bank or corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3. Eligibility.

          (a) Any person who is an Employee as of the April 30 preceding the applicable Offering Period shall be eligible to participate in the Plan with respect to such Offering Period.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the
     Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. These limitations are in addition to any other limitations set forth herein, including any limits that the Committee establishes in accordance with Section 6(a).

     4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first business day on or after July 1 each year, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval.

     5. Participation.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form approved by the Committee and filing it with the Human Resources Corporate Benefits Department during the applicable Enrollment Period. A participant must file a new subscription agreement for each Offering Period.

          (b) Payroll deductions for a participant shall begin on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner discontinued or terminated by the participant as provided in Section 6(c) or Section 10 hereof.

     6. Payroll Deductions.

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount set forth in the subscription agreement, not less than $10 for each pay day. The Committee annually may determine, in its sole discretion, to establish a maximum dollar amount or percentage of compensation that an eligible Employee is entitled to authorize for payroll deductions during a calendar year, which limitations shall apply to all eligible Employees. Any such limit established by the Committee shall fall within the parameters of Section 423 of the Code.

          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

          (c) A participant may withdraw from the Plan as provided in Section 10 hereof. Alternatively, a participant may elect to discontinue making additional payroll deductions during the Offering Period by completing and filing with the Human Resources Corporate Benefits Department a written notice in such form approved by the Committee. The election shall be effective no later than the first full payroll period following ten (10) business days after the Company's receipt of the notice. If a participant elects to discontinue making additional payroll deductions, all payroll deductions previously credited to his or her account will purchase Common Stock at the end of the Offering Period subject to the other terms of the Plan. Except to withdraw in accordance with Section 10 or to discontinue additional payroll deductions as stated above, a participant may not change his or her payroll deduction rate.

          (d) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock and the Company is authorized to take any action reasonably necessary to enforce the withholding requirements including without limitation withholding the appropriate amount from the proceeds of any stock sale by the participant. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated on or prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price and provided that such purchase shall be subject to the limitations set forth in Sections 3(b), 6(a) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire immediately following the Exercise Date.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. A participant in the Plan initially will hold his or her shares in book-entry form through an agent designated by the Committee, and fractional shares will be purchased on behalf of the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9. Delivery. As promptly as administratively practicable after each Exercise Date on which a purchase of shares occurs, the Company shall deliver the purchased shares to the agent designated by the Committee to hold the shares for participants. An Employee may, at any time, request that the agent deliver to him or her a certificate for the full shares held for his or her account and cash for any fractional share.

     10. Withdrawal.

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in such form approved by the Committee. All of the participant's payroll deductions credited to his or her account shall be paid to such participant after receipt of notice of withdrawal as soon as administratively practicable and such participant's option for the Offering Period shall be automatically terminated. Payroll deductions for the purchase of shares during the Offering Period shall cease as soon as administratively practicable. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11. Termination of Employment.

          (a) Except as provided in Section 11(b) or 11(c), upon a participant's ceasing to be an employee of the Company or a Designated Subsidiary for any reason (including without limitation upon death, disability or retirement or if a participant's employer shall cease to be a Designated Subsidiary), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated.

          (b) Upon the Company's receipt of an appropriate private letter ruling from the Internal Revenue Service, if a participant ceases to be an employee of the Company or a Designated Subsidiary within the last three months of the Offering Period solely due to a Corporate Change, the participant's option for the then current Offering Period shall not terminate. In that event, the participant will be deemed to have elected to cease making additional payroll deductions for the purchase of shares following the cessation of the participant's employment. All payroll deductions credited to his or her account with respect to the Offering Period will remain subject to the terms of the Plan, unless the participant elects to withdraw in accordance with Section 10.

          (c) Upon the Company's receipt of an appropriate private letter ruling from the Internal Revenue Service, if a participant ceases to be an employee of the Company or a Designated Subsidiary prior to the last three months of the Offering Period solely due to a Corporate Change, then the Offering Period applicable to the participant shall be shortened, and a new Exercise Date (the "New Exercise Date") shall be established. The New Exercise Date shall be before the date of termination of employment. The Company shall notify the participant in writing at least ten (10) business days prior to the New Exercise Date that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     13. Stock.

          (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be one million (1,000,000) shares, plus an annual increase to be added on each January 1 beginning on January 1, 2001 equal to the lesser of
     (i) one hundred thousand (100,000) shares, (ii) the number of shares purchased hereunder in the previous year or (iii) a lesser amount determined by the Board. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase among the participants in such manner as it may determine in its sole discretion.

          (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

     14. Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

     15. Designation of Beneficiary.

          (a) A participant may designate, on the subscription agreement filed with the Committee, a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date but prior to delivery of such shares and cash to the agent designated to hold the shares. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the estate of the participant.

     16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased under the Plan, the remaining cash balance, if any, and, if applicable, the number of shares held by the agent designated to hold the shares for the participant and the shares purchased by the participant in connection with participation in any related dividend reinvestment feature.

     19. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the shares reserved for issuance under the Plan, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

          (b) Change of Control. In the event of a Change of Control, the Offering Period then in progress shall be shortened by the Committee's setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Change of Control. The Company shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof. Immediately following such New Exercise Date, the Plan shall terminate.

     20. Amendment or Termination.

          (a) The Board may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of the shareholders of the Company to increase the aggregate number of shares which may be issued under this Plan (other than as provided in Paragraph 13(a) or 19(a) hereof) or for which shareholder approval is required under applicable tax, securities or other laws.

          (b) Without limitation of paragraph 20(a), in the event that the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

             (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

             (ii) shortening any Offering Period such that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the action of the Board; and

             (iii) allocating shares.

          (c) This Plan and all rights of Employees under any offering hereunder shall terminate at any time, at the discretion of the Board or Committee. Upon any termination of this Plan, all amounts in the accounts of participating Employees shall be either (i) promptly refunded in total or
     (ii) refunded to the extent not used to purchase Common Stock, in the sole discretion of the Board or Committee.

     Such amendments shall be made without the approval of the shareholders of the Company or the consent of any participating Employees.

     21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     23. Term of Plan. The Plan shall become effective upon its adoption by the Board, but shall be subject to its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

                                                                      APPENDIX B

                         MARSHALL & ILSLEY CORPORATION
             2000 EXECUTIVE STOCK OPTION AND RESTRICTED STOCK PLAN

     1. Objectives. The Marshall & Ilsley Corporation 2000 Executive Stock Option and Restricted Stock Plan is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company's operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

     2. Definitions.

          (a) "Award" shall mean the grant of any form of stock option or stock award to a Plan Participant pursuant to such terms, conditions and limitations as the Board or Committee may establish in order to fulfill the objectives of the Plan.

          (b) "Award Agreement" shall mean the agreement that sets forth the terms, conditions and limitations applicable to an Award.

          (c) "Board" shall mean the Board of Directors of Marshall & Ilsley Corporation.

          (d) "Cause" shall mean the discharge of an employee on account of fraud or embezzlement against the Company or serious and willful acts of misconduct which, in the reasonable judgment of the Committee, are detrimental to the business of the Company.

          (e) "Change in Control" shall mean any of the following:

             (i) The acquisition by any individual, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions of common stock shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change in Control under paragraph (iii) of this Section 2(e); or

             (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened "election contest" or other actual or threatened "solicitation" (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

             (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (A) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

             (iv) Consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
        (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

          (f) "Common Stock" or "stock" shall mean the authorized and issued or unissued $1.00 par value common stock of the Company.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (h) "Committee" shall mean the Executive Compensation Committee of the Board of Directors of Marshall & Ilsley Corporation. The Committee shall be comprised of at least two non-employee directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Code.

          (i) "Company" shall mean Marshall & Ilsley Corporation and its subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which Marshall & Ilsley Corporation has a significant equity interest, as determined in the sole discretion of the Committee.

          (j) "Fair Market Value" shall mean the closing sale price of Common Stock on the New York Stock Exchange as reported in the Midwest Edition of the Wall Street Journal for the date of grant provided that, if no sales of Common Stock were made on said exchange on that date, "Fair Market Value" shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said exchange, or, failing any such sales, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

          (k) "Participant" shall mean a current or prospective employee, non-employee director, consultant or other person who provides services to the Company to whom an Award has been made under the Plan.

          (l) "Plan" shall mean the Marshall & Ilsley Corporation 2000 Executive Stock Option and Restricted Stock Plan.

          (m) "Retirement" shall mean the termination of a Participant's employment on or after age 65.

     3. Eligibility. Current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company.

     4. Common Stock Available for Awards. Subject to adjustment as provided in
Section 14 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 5,000,000 shares of Common Stock, all of which may be in the form of incentive stock options. Any shares subject to an Award which are used in settlement of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan. Likewise, if any Stock Option is exercised by tendering shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for issuance under the Plan. No individual shall be eligible to receive Awards aggregating more than 1,000,000 shares of Common Stock reserved under the Plan during the term of the Plan and the Company will not issue more than 250,000 shares of Restricted Stock during the term of the Plan. The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

     5. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which persons are Plan Participants, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan.

     6. Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.

     7. Awards. The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award including any vesting requirements. In all events, upon the occurrence of a Change in Control, all Awards will become fully vested and immediately exercisable. The type of Awards available under the Plan are those listed in this Section 7.

          (a) Stock Option. A grant of a right to purchase a specified number of shares of Common Stock the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant, as determined by the Committee. A stock option may be in the form of a nonqualified stock option for all Participants or an incentive stock option ("ISO") for Participants who are employees. An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that ISOs shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that ISOs shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).

          (b) Restricted Stock Award. An Award of stock for such consideration as the Committee may specify and which may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established by the Committee and set forth in the Award Agreement.

     8. Deferred Payment of Awards. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee which are intended to permit such deferrals to comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of dividend equivalents for deferred payments denominated in stock or units of stock.

     9. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or by means of tendering Common Stock, either directly or by attestation, valued at Fair Market Value on the date of exercise, or any combination thereof.

     10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     11. Amendment or Discontinuance of the Plan. The Board may, at any time, amend or terminate the Plan; provided, however, that

          (a) subject to Section 14 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and

          (b) without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Common Stock which may be issued pursuant to Awards hereunder, except for increases resulting from
     Section 14 hereof.

     12. Termination of Employment or Service. If the employment of a Participant terminates, other than pursuant to paragraphs (a) through (c) of this Section 12, all unexercised, deferred and unpaid Awards shall terminate 90 days after such termination of employment or service, unless the Award Agreement provides otherwise, and during such 90-day period shall be exercisable only to the extent provided in the Award Agreement. Notwithstanding the foregoing, (i) if a Participant's employment is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination and (ii) a director's option shall terminate upon the earlier of the tenth anniversary of the date of grant or the third anniversary of the termination of the Participant's service as a director. In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

          (a) Retirement. When a Participant's employment terminates as a result of Retirement, or early retirement with the consent of the Committee, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of Retirement, or early retirement, and the exercisability and vesting of any Award may be accelerated.

          (b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may authorize, where appropriate taking into account any regulatory or accounting implications of such action, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

          (c) Death or Disability of a Participant.

             (i) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Subject to subparagraph (iii) below, Awards so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

             (ii) In the event a Participant is deemed by the Company to be disabled within the meaning of the Company's long-term disability plan, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement. Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

             (iii) After the death or disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and
        (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries.

             (iv) In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of Section 12, the Committee's determinations shall be binding and conclusive.

          (d) No Employment or Service Rights. The Plan shall not confer upon any Participant any right with respect to continuation of employment by the Company or service as a director, nor shall it interfere in any way with the right of the Company to terminate any Participant's employment at any time.

     13. Nonassignability. Except as provided in subsection (c) of Section 12 and this Section 13, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted. Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards, other than ISOs, to be transferred to members of the Participant's immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, "immediate family" shall mean a Participant's spouse, issue and spouses of his issue.

     14. Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionally (a) the number of shares of Common Stock (i) reserved under the Plan, (ii) available for ISOs, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock, (b) the stock prices related to outstanding Awards; and
(c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Stock Options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options.

     15. Notice. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the director of human resources or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them.

     16. Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Stock under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any Common Stock, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any Common Stock to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of Common Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

     17. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Wisconsin without giving effect to its conflicts of law provisions.

     18. Effective and Termination Dates. The effective date of the Plan is February 10, 2000. The Plan shall terminate on February 9, 2010 subject to earlier termination by the Board pursuant to Section 11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

     19. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant's regular, recurring compensation for purposes of the termination or severance plans of the Company and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

                                                                 ARTHUR ANDERSEN



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports included in Marshall & Ilsley Corporation's 1999 Annual Report on Form 10-K into the proxy statement.


/s/  Arthur Andersen LLP
------------------------
ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 9, 2000

--------------------------------------------------------------------------------

                                   PROXY CARD
                          MARSHALL & ILSLEY CORPORATION

                YOU MAY VOTE BY TELEPHONE, BY INTERNET OR BY MAIL
                            (SEE INSTRUCTIONS BELOW)


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned appoints J.B. Wigdale and D.J. Kuester, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of stock of Marshall & Ilsley Corporation held of record by the undersigned on February 29, 2000 at the 2000 Annual Meeting of Shareholders of Marshall & Ilsley Corporation to be held on April 25, 2000 or at any adjournment thereof.


      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS, "FOR" APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN, "FOR" APPROVAL OF THE 2000 EXECUTIVE STOCK OPTION AND RESTRICTED STOCK PLAN AND "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.

      TO VOTE BY TELEPHONE OR VIA THE INTERNET, FOLLOW THESE STEPS:

      1.   CALL TOLL-FREE ON A TOUCH-TONE PHONE 1-877-779-8683
           (OR FOR SHAREHOLDERS RESIDING OUTSIDE THE UNITED STATES, CALL ON A TOUCH-TONE PHONE 1-201-536-8073, OR GO TO
           HTTP://WWW.EPROXYVOTE.COM/MI.

      2. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON THIS PROXY CARD ABOVE YOUR NAME. DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

      3.   FOLLOW THE INSTRUCTIONS PROVIDED.

                               (Continued and to be signed on the reverse side.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PLEASE MARK BOXES IN BLUE OR BLACK INK.
1.   ELECTION OF CLASS I DIRECTORS:
     FOR all nominees below to serve for the terms indicated below and until their successors are elected and qualified (except as marked to the
     contrary below).                                             [ ]
     WITHHOLD AUTHORITY to vote for all nominees listed below.    [ ]
     (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW)
     Class I (with terms expiring April 2003): Richard A. Abdoo, Wendell F. Bueche, Gordon H. Gunnlaugsson, Ted D. Kellner, Katharine C. Lyall, Peter
     M. Platten, III and James B. Wigdale.

2.   PROPOSAL TO APPROVE THE 2000 EMPLOYEE STOCK PURCHASE PLAN:
     FOR approval of the 2000 Employee Stock Purchase Plan.       [ ]
     AGAINST approval of the 2000 Employee Stock Purchase Plan. [ ] ABSTAIN from voting on the 2000 Employee Stock Purchase Plan.[ ]

3.   PROPOSAL TO APPROVE THE 2000 EXECUTIVE STOCK OPTION AND RESTRICTED STOCK
     PLAN:
     FOR approval of the 2000 Executive Stock Option and Restricted
     Stock Plan.                                                  [ ]

     AGAINST approval of the 2000 Executive Stock Option and Restricted Stock
     Plan.                                                        [ ]
     ABSTAIN from voting on the 2000 Executive Stock Option and Restricted Stock
     Plan.                                                        [ ]



4.   PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION:
     FOR approval of the proposed amendment to the Restated Articles of
     Incorporation.                                               [ ]

     AGAINST approval of the proposed amendment to the Restated Articles of
     Incorporation.                                               [ ]
     ABSTAIN from voting on the proposed amendment to the Restated Articles of
     Incorporation.                                               [ ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                  Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.




                               Date:                                 , 2000
                                    ---------------------------------

                                    --------------------------------------------
                                             (Signature of Shareholder)

IF VOTING BY MAIL, PLEASE MARK,
SIGN, DATE AND RETURN THIS PROXY    --------------------------------------------
CARD PROMPTLY USING THE ENVELOPE    (Signature of Shareholder - if held jointly)
PROVIDED.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.